Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Semiconductor Appoints

John McCool and Raejeanne Skillern to Board of Directors

HILLSBORO, Ore. – Oct. 22, 2026 – Lattice Semiconductor (NASDAQ: LSCC), the low power programmable and platform firmware leader, today announced the appointment of John McCool and Raejeanne Skillern to the Company’s Board of Directors effective Oct. 21, 2026.

Both bring strong experience driving growth at top-tier public companies. Mr. McCool has more than four decades of experience in semiconductors, networking, and systems engineering, and extensive operating experience leading hardware engineering, manufacturing, and supply chain organizations. Ms. Skillern, who previously served on the Lattice Board from 2022 to 2024, brings more than 30 years of experience in cloud, data center infrastructure, and artificial intelligence.

Mr. McCool is currently Senior Vice President and Special Advisor to the Chief Executive Officer at Arista Networks, Inc. Prior to that role, he served as Arista’s Senior Vice President and Chief Platform Officer, where he was responsible for hardware engineering, manufacturing operations, and supply chain. Before joining Arista, Mr. McCool served as Senior Vice President and General Manager of DSSD at Dell EMC and as President and Chief Executive Officer of Firetide. He previously held senior vice president and general manager roles at Cisco Systems, including leading its data center switching business, and earlier held engineering leadership roles at SynOptics, NeXT Computer, and AMD.

Ms. Skillern is the former Vice President and Chief Marketing Officer of Amazon Web Services, where she led the worldwide marketing organization. Previously, she was President of the Communications, Enterprise & Cloud division at Flex Ltd. Earlier in her career, she spent 25 years at Intel Corporation, where she held a series of marketing and general management roles, including Vice President and General Manager of the Cloud Service Provider Group. Ms. Skillern currently serves on the boards of directors of Jabil Inc. and Dycom Industries, Inc.

Jeff Richardson, Lattice’s Chairman of the Board, stated, “We are very pleased to have John and Raejeanne join our Board of Directors, particularly given their deep experience in networking, cloud and data center infrastructure and in leading technology businesses at scale. We are especially glad to welcome Raejeanne back. We look forward to both of their contributions as Lattice continues to execute on its long-term growth strategy.”

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to the Company’s continued execution on its long-term growth strategy. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended January 3, 2026, and Lattice’s quarterly reports filed on Form 10-Q. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable and platform firmware leader. We solve customer challenges from the Edge to the Cloud, in the growing Compute, Communications, Industrial, and Embedded markets. With the addition of AMI's industry-leading, silicon-neutral platform firmware and infrastructure manageability solutions, Lattice now delivers the industry's most complete secure management and control platform for cloud and AI data center infrastructure. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world. For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, YouTube, Facebook, WeChat, and Weibo.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), AMI, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

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